Exhibit (17)(a)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at [    ]

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MCG CAPITAL CORPORATION

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [    ], 2015

The undersigned, revoking all prior proxies, hereby appoints Keith Kennedy and Tod K. Reichert, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of MCG Capital Corporation held of record by the undersigned on [    ], 2015 at the Special Meeting of Stockholders to be held on [    ], 2015 at [    ], Eastern time, at [    ], and any adjournments or postponements thereof. The undersigned hereby directs Messrs. Kennedy and Reichert to vote in accordance with their best judgment on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED AND, IN THE DISCRETION OF MESSRS. KENNEDY AND REICHERT, ON ANY OTHER ITEMS THAT PRESENTED AT THE SPECIAL MEETING. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

(Continued and to be signed on the reverse side)

MCG CAPITAL CORPORATION 1001 19TH STREET NORTH 10TH FLOOR ARLINGTON, VA 22209

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, and proxy cards electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

MCG CAPITAL CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:

1.	Approval of the merger of PFLT Panama, LLC, a wholly owned subsidiary of PennantPark Floating Rate Capital Ltd. or PFLT, with and into MCG followed immediately and as a single integrated transaction by the merger of MCG with and into PFLT Funding II, LLC, or the Merger, and to approve the Agreement and Plan of Merger, as such agreement may be amended from time to time; and		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Approval of the adjournment of the MCG special meeting, if necessary or appropriate, to solicit additional proxies, if there are not sufficient votes at the time of the MCG special meeting to approve the foregoing proposal.		FOR ☐	AGAINST ☐	ABSTAIN ☐

Please indicate if you plan to attend this meeting	YES ☐	NO ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date